Exhibit 17(a)

The Zweig Fund, Inc.

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IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on November 18, 2016.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/DCA**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposal — The Board of Directors recommends a vote FOR the proposal listed below.

	For	Against	Abstain
1. To approve agreement and plan of reorganization between The Zweig Fund, Inc. ("ZF") and Virtus Total Return Fund ("DCA") and the transactions contemplated thereby, including the transfer of all the assets and liabilities of ZF to DCA and the termination of The Zweig Fund, Inc. registration under the 1940 Act and liquidation and dissolution pursuant to Maryland law.	☐	☐	☐

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B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name or names appears on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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EVERY SHAREHOLDER'S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for The Zweig Fund, Inc. Special Meeting of Shareholders to be held on November 18, 2016 The Proxy Statement for this meeting is available at: http://www.edocumentview.com/DCA You may also vote by telephone by calling (800) 652-VOTE (8683) IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - The Zweig Fund, Inc. Special Meeting of Shareholders November 18, 2016 Proxy Solicited on Behalf of Board of Directors The undersigned hereby appoints George R. Aylward, William Renahan and Kevin J. Carr, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Virtus Investment Partners, Inc., 100 Pearl Street, 2nd Floor, Conference Room, Hartford, CT 06103 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof (the "Meeting"), to vote all shares of The Zweig Fund, Inc. which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions indicated herein. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. This proxy is solicited on behalf of the Board of Directors of The Zweig Fund, Inc. This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder, and in the discretion of such proxies, upon any and all other matters as may properly come before the Meeting or any adjournment thereof. If no direction is made, this proxy will be voted "FOR" the proposal listed on the reverse side. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement for the Meeting to be held on November 18, 2016. THE BOARD RECOMMENDS THAT YOU CAST YOUR VOTE "FOR" THE PROPOSAL ON THE REVERSE SIDE.